1 ACTIVE 689344382v3 INSIDER TRADING POLICY (Effective as of October 13, 2023) PURPOSE It is illegal for any employee, contractor, officer or director of Procaps Group, S.A., a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B253360, or any of its subsidiaries (“Procaps Group”) to trade in the securities of Procaps Group while in the possession of material nonpublic information about Procaps Group. For that reason, there are some rules you’ll need to know and follow so that you don’t accidentally commit insider trading, which is both a civil wrong and a crime in the United States that carries serious legal penalties, including potentially millions of dollars in fines or jail time of up to 20 years. Insider trading also can result in the termination of your employment with Procaps Group. Insider trading happens when someone with knowledge of material nonpublic information (“MNPI”) about Procaps Group uses that MNPI, or tips off someone else to use the MNPI, to gain profits or avoid losses in the stock market. Because we are committed to upholding high standards of honest and ethical business conduct, we have adopted this Insider Trading Policy (“Policy”) to take an active role in preventing insider trading violations. If you are considering trading our shares, please keep these three key points in mind: 1. Never buy or sell our shares based on MNPI; 2. Keep all MNPI confidential, including from your family and friends; and 3. When in doubt about whether you have MNPI, ask before trading or transacting in any of our securities. We trust our employees, officers, directors and contractors and write our policies with that trust in mind. You are responsible for understanding and following this Policy and for the consequences of any actions you may take. Our chief legal officer, chief financial officer and legal team will assist with implementing, interpreting and enforcing this Policy, pre-clearing trading activities of certain people and pre-approving any Rule 10b5-1 Plans (plans that permit insiders to sell Procaps Group shares on a pre-determined schedule that the insider doesn’t control, discussed more fully later in this Policy). PERSONS COVERED BY THIS POLICY This Policy applies to our employees, officers, directors and contractors, as well as to their immediate family members, people sharing their households and anyone subject to their influence

2 ACTIVE 689344382v3 or control. It applies as well to entities such as venture capital funds, partnerships, trusts and corporations with which our employees and directors are associated or affiliated. We will refer to all of these individuals and entities in this Policy collectively as “Insiders.” Certain Insiders who have regular access to MNPI in the normal course of their job are known as our “Designated Insiders” and are listed on Exhibit A to this Policy. Designated Insiders also must get pre-approval of any trades in our shares. The list of Designated Insiders may be amended by our chief legal officer to include additional Insiders without Board approval. If you are aware of MNPI when your employment or service relationship ends, you still may not trade our shares until that MNPI has become public or is no longer material. Transactions in the Company’s securities by the Company itself are generally subject to approval by the Company’s Board of Directors and compliance with applicable securities laws. WHAT THIS POLICY COVERS The primary purpose of this Policy is to prevent people with MNPI from profiting from that MNPI before it is made publicly available, thus allowing all of our shareholders to benefit from the information at the same time. More specifically, federal securities laws prohibit a person from using MNPI to make decisions about trading our shares, including tipping off someone else with that information so that they can trade our shares. “Material information” is information about Procaps Group, positive or negative, that a reasonable shareholder would consider useful when buying or selling our shares. Some examples of MNPI include not-yet-announced financial or company performance information, significant regulatory communications, timing and achievement of significant goals, results of pharmaceutical drug studies and trials, entry into a new commercial agreement or termination of an existing commercial agreement, mergers or acquisitions, development and launch of new products, significant cybersecurity incidents or data breaches, sales or issuances of securities, entering into new or amended financing arrangements, and changes in senior executive management or our Board of Directors. “Nonpublic” means that the confidential information has not yet been shared broadly outside the company. Please remember as well that we may possess confidential information relating to or belonging to our clients, partners or other third parties, and that it is equally important that we treat this information with the same care with which we treat our own information. If you are not sure whether information is considered public, you should either consult with our chief legal officer or assume that the information is nonpublic and treat it as confidential. This Policy applies to all transactions involving our shares, including our ordinary shares, restricted ordinary shares and warrants and any other type of securities we may issue, such as convertible notes and exchange traded options or other derivative securities. PROHIBITED ACTIVITIES This is a list of activities prohibited under this policy based on specific relationships with Procaps Group:

3 ACTIVE 689344382v3 Insider: • Trade our shares while in possession of any MNPI. • Trade our shares outside of our Trading Window or during any Blackout Period designated by our chief legal officer. See definition of “Trading Window” and “Blackout Period” below. • Make a gift, charitable contribution or other transfer without consideration of our shares during a period when you cannot trade. • Share MNPI with any outside person, unless required by your job and such person is under a non-disclosure agreement previously approved by our legal department, or as authorized by our legal department. • Give trading advice based on MNPI to anyone, unless the advice is to tell someone not to trade our shares because the trade would violate this Policy or the law. • Engage in transactions involving options or other derivative securities on our shares, such as puts and calls, whether on an exchange or in any other market, unless you limit the transaction solely to exercising a compensatory equity grant issued by us. • Engage in hedging or monetization transactions involving our shares, such as zero cost collars and forward sale contracts, or contribute our shares to exchange funds in a manner that could be interpreted as hedging in our shares. • Engage in short sales of our shares, including short sales “against the box.” • Use or pledge our shares as collateral in a margin account or as collateral for a loan, unless the pledge has been approved by our chief legal officer and chief financial officer at least two weeks prior to the proposed execution of documents for the pledge. • Distribute our shares to limited partners, general partners or shareholders of any entity, unless those limited partners, general partners or shareholders have agreed in writing to hold the shares until the next open Trading Window. • Engage in any of the above activities for shares you own in any other public company if you have MNPI about that company. Executive Officer and Designated Insider – All the Insider prohibitions plus: • Trade our shares (including any purchases, sales, gifts, donations or charitable contributions) without obtaining pre-approval from the Company by: (a) providing written notification of the amount and nature of the proposed trade, (b) certifying that you have no MNPI and the trade is allowed under securities laws, and (c) receiving email confirmation from our chief legal officer or chief financial officer communicating that the trade was approved, which approval can be granted or denied at his or her discretion. You may satisfy

4 ACTIVE 689344382v3 (a) and (b) by emailing the required information and certification to our legal department. Our legal department must get pre-approval from our chief legal officer and chief financial officer. Exceptions to Prohibited Activities The trading restrictions of this Policy do not apply to any the following: • Options. Exercising stock options granted under equity incentive plans adopted by Procaps Group for cash or the delivery of previously owned Procaps Group shares. However, the sale of any shares issued on the exercise of company-granted stock options, as well as any cashless exercise of company-granted stock options in which shares are sold on the open market to pay the exercise price (i.e., “same-day sales”) are subject to trading restrictions under this Policy. WHEN TRADING IS ALLOWED When you have access to MNPI, you need to take special care in planning when you might trade our shares. We’ve provided some guidelines below to help you plan your trading in a way that is consistent with this Policy and the law. Trading Windows and Blackout Periods • Trading Windows. Both our existing shareholders and potential new investors in our shares need time to absorb our external statements before the information in those statements will be considered “public.” For that reason, we have implemented windows of time when you can trade our shares without violating this Policy. All Insiders are allowed to trade our shares only during the Trading Window period, which opens after the close of trading on the next full trading day following the widespread public release of our quarterly or year- end operating results, and closes at the close of trading on the last date of the then current quarter. For example, if we publicly announce our quarterly financial results after close of trading on a Monday (or before trading begins on a Tuesday), then the first time an Insider can trade our securities is after the close of market on Tuesday (effectively at the opening of the market on Wednesday for regular trading). However, if we announce quarterly financial results after trading begins on that Tuesday, then the first time the Insider can trade is after the close of market on Wednesday (effectively at the opening of the market on Thursday for regular trading). • No Trading During Trading Windows While in the Possession of MNPI. Even if a Trading Window that would allow you to trade our shares is open, you still may not trade our shares if you possess MNPI at that time. An Insider who knows MNPI during an open Trading Window may trade our shares only after the close of trading on the next full trading day following our widespread public release of that MNPI. • No Trading During Blackout Periods. Even if a Trading Window is open, our chief legal officer, at his/her discretion, may designate special trading Blackout Periods that apply to specific individuals or groups of people (including all Insiders) for as long as our chief

5 ACTIVE 689344382v3 legal officer determines. No Insider may trade our shares during any such Blackout Period. Additionally, no Insider may tell anyone that a special Blackout Period has been designated or that one previously was in place, because that also is confidential information that cannot be disclosed internally or externally. Permitted Trades Under 10b5-1 Plans A 10b5-1 Plan is a plan written in advance that allows an Insider with MNPI to trade a predetermined number of shares at a predetermined time based on terms put in place before the Insider had any MNPI; these trades occur in accordance with the 10b5-1 Plan and without any action or influence by the Insider. We encourage all of our Executive Officers, Designated Insiders and non-employee directors to establish a 10b5-1 plan. If you are interested in setting up a 10b5- 1 Plan, you should consult with our chief legal officer and chief financial officer and make sure that: • The 10b5-1 Plan complies with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) then in effect, and this Policy. • You have certified to our chief legal officer and chief financial officer in writing, no earlier than two business days prior to the date that the 10b5-1 Plan is formally established, that (i) you do not know any MNPI, (ii) all trades to be made pursuant to the 10b5 1 Plan will be in accordance with the trading restrictions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), to the extent such restrictions are applicable, and (iii) the 10b5-1 Plan complies with the requirements of Rule 10b5-1 in effect at that time. This certification may be made by email to our chief legal officer. • The 10b5-1 Plan is approved in writing by our chief legal officer and chief financial officer. • The 10b5-1 Plan is put in place during an open Trading Window and not during any regular quarterly or specially declared Blackout Period. • The 10b5-1 Plan must be entered into in good faith by the Insider, not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, at a time when such Insider does not possess any MNPI, and, if the Insider is a director or executive officer of the Company, such plan must include representations by the Insider certifying the foregoing. • The 10b5-1 Plan must (a) specify the amount of securities to be sold, the price at which and the date on which the securities are to be sold, (b) include a written formula or algorithm, or computer program, for determining the amount of securities to be sold and the price at which and the date on which the securities are to be sold, or (c) not permit the Insider to exercise any subsequent influence over how, when, or whether to effect transactions; provided, in addition, that any other person who, pursuant to such plan, arrangement or instruction, exercises such influence must not have been aware of material nonpublic information when doing so. • The 10b5-1 Plan must the only outstanding plan, arrangement or instruction you have entered (subject to the limited exceptions in Rule 10b5-1(c)(ii)(D)).

6 ACTIVE 689344382v3 • Your first trade under the 10b5-1 Plan must not occur until after the expiration of the applicable cooling-off period specified in Rule 10b5-1(c)(ii)(B) (the “Cooling-Off Period”)1 (and no transactions thereunder occur until after that time). • Once you have an approved 10b5-1 Plan in place, you will need approval from our chief legal officer and chief financial officer if you want to make any changes to it or terminate it. We may limit your ability to modify your 10b5-1 Plan because making frequent changes to a 10b5-1 Plan may give the appearance that you are trading on MNPI under the guise of that plan. As a condition to any approval from our chief legal officer and chief financial officer to modify or terminate a 10b5-1 Plan, the modification or termination must occur during a Trading Window and be entered into in good faith, not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1, while you are not aware of any MNPI. Any modification to your 10b5-1 Plan will also be subject to the applicable Cooling-Off Period before the first trade may occur under such plan as modified. In addition to the Cooling- Off Period, the first trade under the modified 10b5-1 Plan must occur during an open Trading Window. • All persons entering into a 10b5-1 Plan must act in good faith with respect to the plan at all times. The chief legal officer and chief financial officer may refuse to approve a Rule 10b5-1 Plan or any modification or termination of such plan as they deem appropriate, including, without limitation, if they determine that such plan or action does not satisfy the requirements of Rule 10b5-1. CONSEQUENCES OF VIOLATING THIS POLICY We may impose sanctions on anyone violating this Policy, and may issue stop transfer orders to our transfer agent to forestall any attempted trades that would violate this Policy. Sanctions may include disciplinary action, including termination of your Procaps Group employment. Executive Officers and Designated Insiders may be required to certify compliance with this Policy on an annual basis. Notifications and approvals required under this Policy may be provided by email. The trading prohibitions of this Policy are not the only stock-trading rules and regulations you need to follow. You should be aware of additional prohibitions and restrictions set by contract or by federal and state securities laws and regulations (e.g., contractual restrictions on the resale of securities, compliance with Rule 144 under the Securities Act and others). Any Insider who is uncertain whether other prohibitions or restrictions apply should ask our chief legal officer. 1 The appropriate Cooling-Off Period varies based on the status of the Insider. For directors and executive officers, the cooling-off period ends on the later of (x) 90 days after adoption or modification of the plan or (y) two business days following disclosure of the Company’s financial results in a Form 20-F or Form 6-K for the completed fiscal quarter in which the plan was adopted (not to exceed 120 days). For all other Insiders, the Cooling-Off Period ends 30 days after adoption or modification of the plan. The Cooling-Off Period will apply to the entry into a new plan and any revision or modification of a plan, including changes to the pricing, amount of securities, or timing of transactions, but not for purely ministerial changes such as changes in account information or adjustment for stock splits.

7 ACTIVE 689344382v3 REPORTING VIOLATIONS; QUESTIONS Any Insider who violates this Policy or any federal or state laws governing insider trading or tipping, or who knows of any such violation by any other Insider, must report the violation immediately to our chief legal officer. Please direct all questions about this Policy to our chief legal officer. * * *

8 ACTIVE 689344382v3 EXHIBIT A Designated Insiders Chief Executive Officer Chief Operating Officer Chief Financial Officer Head of M&A Investor Relations Director Members of the Board of Directors Vice-President of Finance Vice-President of Audit and Internal Controls Vice-President of Corporate and Legal Affairs Vice-President of Human Resources Vice-President of International Marketing and R&D Vice-President of the Procaps Colombia Business Segment Vice-President of Nextgel Business Segment Vice-President of CAN Business Segment Vice-President of CASAND Business Segment Vice-President of Diabetrics Business Segment